Exhibit 99.1

Eastside Distilling Reports First Quarter 2023 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, May 15, 2023 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits, digital can printing, co-packing and mobile filling, reported first quarter end 2023 financial results for the period ended March 31, 2023.

First Quarter 2023 Highlights:

●	Craft C+P reports a +37% increase in sales from prior-year quarter
●	Craft C+P achieved a record number of cans printed in the quarter - over 2.5 million cans in the quarter and reaffirmed guidance of positive adjusted EBITDA for the Craft C+P segment
●	Spirits achieved strong margins on bulk sales in the quarter
●	Net loss decreased over $0.4 million from prior-year quarter
●	Announced a 1 for 20 reverse stock split to address one of two Nasdaq compliance issues

“This quarter we made progress across the board in all segments and businesses” said Geoffrey Gwin, Eastside’s CEO. “I expect stronger results in the 2nd quarter of this year excluding bulk barrel sales.”

Financial Results

Gross sales for the three months ending March 31, 2023 decreased to $2.9 million from $3.8 million. Craft C+P sales increased due to digital printing, offset by lower results in mobile canning business. For the three months ending March 31, 2023 and 2022, the Company sold excess bulk spirits for $0.6 million and $1.5 million, respectively.

Gross profit for the three months ending March 31, 2023 decreased to $0.6 million from $0.9 million for the three months ending March 31, 2022. Gross margin was 22% for the three months ending March 31, 2023 and 25% for the three months ending March 31, 2022. Spirits margins increased primarily due to excess bulk spirits sales.

Operating costs for the three months ending March 31, 2023 decreased to $1.9 million from $2.6 million for the three months ending March 31, 2022 primarily related to decreased professional fees and compensation.

Net loss for the three months ending March 31, 2023 decreased to $1.6 million from $2.0 million for the three months ending March 31, 2022. The Company reported adjusted EBITDA of $(0.7) million and $(1.0) million for the three months ending March 31, 2023 and 2022, respectively. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the first quarter, the Company delivered 5,941 cases of spirits. Of that total, Portland Potato Vodka represented 4,000 cases. Azuñia volumes decreased due to two large inventory distributor purchases in the first quarter of 2022. The following table details cases delivered during the quarters ending March 31, 2023 and 2022:

9 Liter Cases	2023	2022	Change	%
Azuñia	1,013	2,059	(1,046)	-51%
Portland Potato Vodka	4,030	4,301	(271)	-6%
Burnside	771	1,005	(235)	-23%
Eastside Brands	86	68	18	26%
Hue-Hue	41	84	(43)	-51%
Legacy Brands	-	11	(11)	-100%
	5,941	7,528	(1,587)	-21%

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

First Quarter 2023 Conference Call Details

Date and Time: Monday, May 15, 2023 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Presentation Information: Slides relating to this earnings release can be found on the Company’s website in the Events and Presentations section of the Investor page at https://www.eastsidedistilling.com/events-and-presentations

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #3471174. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning, co-packing and digital can printing businesses.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended March 31, 2023, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

Dollars in thousands, except share and per share

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash	$267	$723
Trade receivables, net	860	876
Inventories	3,989	4,442
Prepaid expenses and current assets	941	579
Total current assets	6,057	6,620
Property and equipment, net	5,489	5,741
Right-of-use assets	2,698	2,988
Intangible assets, net	5,655	5,758
Other assets, net	354	369
Total Assets	$20,253	$21,476

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,077	$1,728
Accrued liabilities	1,429	1,509
Deferred revenue	115	18
Current portion of secured credit facilities, net of debt issuance costs	3,377	3,442
Current portion of note payable, related party	4,651	4,598
Current portion of notes payable	7,749	-
Current portion of lease liabilities	870	991
Other current liability, related party	1,024	725
Total current liabilities	21,292	13,011
Lease liabilities, net of current portion	1,970	2,140
Note payable, related party	-	92
Notes payable, net of current portion	-	7,749
Total liabilities	23,262	22,992

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 35,000,000 shares authorized; 16,660,171 and 16,199,269 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 shares issued and outstanding as of both March 31, 2023 and December 31, 2022	-	-
Additional paid-in capital	73,646	73,503
Accumulated deficit	(76,657)	(75,021)
Total stockholders’ equity (deficit)	(3,009)	(1,516)
Total Liabilities and Stockholders’ Equity	$20,253	$21,476

Eastside Distilling, Inc. and Subsidiaries

For the Three Months Ended March 31, 2023 and 2022

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Operations:

	2023	2022
Sales	$2,879	$3,780
Less customer programs and excise taxes	26	40
Net sales	2,853	3,740
Cost of sales	2,212	2,793
Gross profit	641	947
Operating expenses:
Sales and marketing expenses	511	647
General and administrative expenses	1,364	1,930
Loss on disposal of property and equipment	6	-
Total operating expenses	1,881	2,577
Loss from operations	(1,240)	(1,630)
Other income (expense), net
Interest expense	(329)	(406)
Other expense	(29)	-
Total other income (expense), net	(358)	(406)
Loss before income taxes	(1,598)	(2,036)
Provision for income taxes	-	-
Net loss	(1,598)	(2,036)
Preferred stock dividends	(38)	(38)
Net loss attributable to common shareholders	$(1,636)	$(2,074)

EPS:

	2023	2022
Basic and diluted net loss per common share	$(0.10)	$(0.14)
Basic and diluted weighted average common shares outstanding	16,475	14,901

Eastside Distilling, Inc. and Subsidiaries

For the Three Months Ended March 31, 2023 and 2022

(Dollars in thousands)

Segments:

	2023	2022
Craft C+P
Sales	$1,456	$1,076
Net sales	1,477	1,076
Cost of sales	1,578	1,111
Gross profit	(101)	(35)
Total operating expenses	749	1,047
Net loss	(884)	(1,093)
Gross margin	-7%	-3%

Interest expense	$4	$11
Depreciation and amortization	368	221
Significant noncash items:
Stock compensation	-	205

Spirits
Sales	$1,423	$2,704
Net sales	1,376	2,664
Cost of sales	634	1,682
Gross profit	742	982
Total operating expenses	522	625
Net income	221	357
Gross margin	54%	37%

Depreciation and amortization	$39	$42

Corporate
Total operating expenses	$610	$905
Net loss	(935)	(1,300)

Interest expense	$325	$395
Significant noncash items:
Stock compensation	111	170

Adjusted EBITDA Reconciliation:

	2023	2022
Net loss	$(1,598)	$(2,036)
Add:
Interest expense	329	406
Depreciation and amortization	407	263
EBITDA	(862)	(1,367)
Loss on disposal of property and equipment	6	-
Stock compensation	111	375
Adjusted EBITDA	$(745)	$(992)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211